Exhibit 32.1

SECTION 906 CERTIFICATION OF
 PRINCIPAL EXECUTIVE OFFICER OF TYCORE VENTURES INC.

In connection with the accompanying Annual Report on Form 10-K of Tycore Ventures Inc. for the year ended July 31, 2010, the undersigned, Bob Hart, President and Chief Executive Officer of Tycore Ventures Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Annual Report on Form 10-K for the year ended July 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Annual Report on Form 10-K for the year ended July 31, 2010 fairly presents, in all material respects, the financial condition and results of operations of Tycore Ventures Inc.

Date: October 27, 2010

/s/ Bob Hart
Bob Hart
President and Chief Executive Officer